UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2012

HEALTHCARE SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-12015

Pennsylvania	23-2018365
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

3220 Tillman Drive-Suite 300, Bensalem, Pennsylvania	19020
(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code: 215-639-4274

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 4, 2012, Healthcare Services Group, Inc. issued a press release announcing the appointment of John M. Briggs, CPA, as a lead director to its Board. Mr. Briggs has served on the Company’s Board of Directors since 1993. Mr. Briggs was the Treasurer of the Philadelphia Affiliate of Susan G. Komen for the Cure from 2005 through 2011. Additionally, he is the founder and formerly a Partner of Briggs, Bunting & Dougherty, LLP, a registered public accounting firm. Mr. Briggs is currently a Board member of the Capstone Group of Regulated Investment Funds. The Company also announced that John J. McFadden, Principal of Global Circulation Services, a provider of marketing and advertising services to media and publishing companies, will be a nominee to the Company’s Board of Directors at the upcoming annual meeting of shareholders. Mr. McFadden previously worked at The McGraw-Hill Companies (parent company of Standard and Poor’s) where he held management positions within their global circulation, sales and outsourcing services departments. If elected, Mr. McFadden will be deemed an independent director under NASDAQ rules.

The Company further announced in the press release the following executive management appointments:

Theodore Wahl, CPA, age 38, has been appointed to serve as President & Chief Operating Officer, effective April 1, 2012. Mr. Wahl also serves on the Company’s Board of Directors. Mr. Wahl joined the Company in 2004. Prior to his appointment to President & Chief Operating Officer, Mr. Wahl served as Executive Vice President & Chief Operating Officer, Vice President of Finance, Facility Manager, District Manager, Regional Manager, Regional Sales Director, as well as in a corporate financial management position. Prior to joining the Company, Mr. Wahl was a Senior Manager with Ernst & Young’s Transaction Advisory Group. Mr. Wahl is the son-in-law of Mr. Daniel P. McCartney, Chairman of the Board & Chief Executive Officer.

John C. Shea, MBA, CPA, age 40, has been appointed to serve as Chief Financial Officer & Secretary, effective April 1, 2012. Mr. Shea had previously served as Vice President of Finance & Chief Accounting Officer. Mr. Shea joined the Company in 2009 as the Director of Regulatory Reporting. Prior to joining the Company, Mr. Shea was a Senior Manager with Ernst & Young’s Transaction Advisory Services.

Richard W. Hudson, MS, CPA, age 65, former Chief Financial Officer, Chief Compliance Officer & Secretary since 2007, will continue to serve as Chief Compliance Officer.

Bryan D. McCartney, age 51, has been appointed to serve as the Company’s Executive Vice President, effective April 1, 2012. Mr. McCartney joined the Company in 1983. Prior to becoming Executive Vice President, Mr. McCartney served as Senior Vice President, Divisional Vice President, Regional Manager, District Manager and Facility Manager. Mr. McCartney is the brother of Mr. Daniel P. McCartney, Chairman of the Board & Chief Executive Officer and Mr. Joseph McCartney, Vice President & Director.

Michael E. McBryan, age 46, has been appointed to serve as the Company’s Executive Vice President, effective April 1, 2012. Mr. McBryan also serves on Company’s Board of Directors. Mr. McBryan joined the Company in 1988. Prior to becoming Executive Vice President, Mr. McBryan served as Senior Vice President, Divisional Vice President, Regional Sales Director, District Manager and Facility Manager.

Item 8.01. Other Events

On April 4, 2012, Healthcare Services Group, Inc. issued a press release announcing certain matters which it believes will unfavorably impact the first quarter ended March 31, 2012 financial results.

The information contained in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is being furnished herewith:

99.1	Press Release dated April 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE SERVICES GROUP, INC.

Date: April 4, 2012	By:	/s/ John C. Shea
Chief Financial Officer and Secretary